Exhibit 99.1

Media contact: Lia Conrad Rollins, Inc. 404-888-2575 lconrad@rollins.com

ROLLINS, INC. RECEIVES 2019 TOP WORKPLACES AWARD FROM

THE ATLANTA JOURNAL-CONSTITUTION FOR THIRD CONSECUTIVE YEAR

ATLANTA, March 4, 2019 – Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, has been awarded a 2019 Top Workplaces Award by The Atlanta Journal-Constitution. Rollins ranked 16th in the large business category, and this is the third consecutive year Rollins has received the prestigious award.

The Top Workplaces list recognizes 150 small, midsize and large companies in metro Atlanta and is based solely on employee feedback gathered through a third-party survey administered by research partner Energage, LLC, a leading provider of technology-based employee engagement tools. More than 4,300 metro Atlanta companies were nominated or asked to participate in the program, and 80,033 employees were surveyed about their workplace experience.

Rollins has around 550 employees based at its three corporate locations in Atlanta, and employees who responded to the survey answered questions about leadership alignment, business execution and connection with fellow employees. Rollins’ Atlanta-based employees support all aspects of the Rollins business, including support for Orkin Pest Control and 14 other pest control companies across the United States and the world. Rollins has around 14,000 employees worldwide.

“It is an honor for us to receive this award for the third consecutive year,” said John Wilson, President and COO of Rollins. “We strive each and every day to ensure our employees are taken care of and have the support they need. In turn, this helps us fulfill our mission of being the best customer service company in the world. Engaged employees help make happy customers, and we’re proud of the work our employees do to help us better serve our customers.”

Northwest Exterminating, a Rollins, Inc. company based in Marietta, Ga., also received honors for the eighth time. This year they ranked 20th on the list of midsize companies.

Jerry Gahlhoff, President of Rollins Specialty Brands and VP of Human Resources added, “This award helps us recognize our employees for all they do to help build such a great workplace culture. It also reminds us there’s always room for improvement, and we will continue to strive for better each and every day across all our brands. We hope to be on this list for many years to come.”

To learn more about the Rollins workplace culture and career opportunities, please visit https://careers.rollins.com.

About Rollins, Inc.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly-owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Orkin Australia, Waltham Services LLC., OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our websites at www.orkin.com, www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com,  www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.allpest.com.au, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

About Energage, LLC
Headquartered in Exton, Pa., Energage is a leading provider of technology-based employee engagement tools that help leaders to unlock potential, inspire performance, and achieve amazing results within their organizations. The research partner behind the Top Workplaces program, Energage has surveyed more than 57,000 organizations representing well over 19 million employees in the United States.